Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: Michelle.Esterman@altisource.lu

ALTISOURCE ANNOUNCES RECORD RESULTS

Luxembourg, April 24, 2014 - Altisource Portfolio Solutions S.A. (“Altisource” and NASDAQ: ASPS) today reported record service revenue, net income attributable to shareholders and diluted earnings per share.  The quarter over quarter growth in service revenue and net income was primarily driven by the higher number of loans that were boarded on REALServicing in 2013 and the inclusion of a full quarter of Equator, LLC operations.

First Quarter 2014 Results Compared to First Quarter 2013:

•                  Service revenue of $210.0 million, a 65% increase

•                  Net income attributable to Altisource of $39.6 million, a 44% increase

•                  Diluted earnings per share of $1.61, a 46% increase

•                  Cash from operations of $36.3 million, a 280% increase

“Altisource had a very strong quarter, marking the 12th straight quarter of sequential service revenue growth. To maintain this trend, we remain focused on executing against our strategic plan,” said Chairman William Erbey.

William Shepro, Chief Executive Officer, further commented, “We are focused on providing high quality, compliant services to our customers while diligently executing on our 2014 strategic initiatives to diversify our customer base and grow our revenue and earnings.  Our strong cash flow generation provides us the ability to invest in our next generation technologies, acquire businesses that advance our strategic objectives and repurchase our common stock.”

First quarter 2014 highlights include:

•                  Gross profit as a percentage of service revenue was 44% for the quarter, an increase from 41% for the same quarter in 2013 driven by margin expansion in all of the Company’s operating segments

•                  The average number of delinquent non-Government Sponsored Enterprise loans serviced by Ocwen on REALServicing totaled 369 thousand for the three months ended March 31, 2014, an increase of 57% compared to the three months ended March 31, 2013

•                  We repurchased 0.3 million shares of our common stock under our stock repurchase program at an average price of $109.97 per share during the three months ended March 31, 2014

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations.  Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management.  Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected.  The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss our first quarter results.  A link to the live audio webcast will be available on the Company’s website through the Investor Relations home page.  Those who want to listen to the call should go to the website fifteen minutes prior to the call to register, download and install any necessary audio software.  A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries offering both distribution and content. We leverage proprietary business process, vendor and electronic payment management software and behavioral science based analytics to improve outcomes for marketplace participants. Additional information is available at www.altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2014	2013

Service revenue
Mortgage Services	$146,494	$96,377
Financial Services	24,257	16,132
Technology Services	47,504	20,231
Eliminations	(8,296)	(5,188)
	209,959	127,552
Reimbursable expenses	28,795	20,266
Non-controlling interests	515	1,009
Total revenue	239,269	148,827
Cost of revenue	119,010	76,696
Reimbursable expenses	28,795	20,266
Gross profit	91,464	51,865
Selling, general and administrative expenses	43,534	18,680
Income from operations	47,930	33,185
Other income (expense), net:
Interest expense	(4,776)	(3,212)
Other income (expense), net	47	705
Total other income (expense), net	(4,729)	(2,507)
Income before income taxes and non-controlling interests	43,201	30,678
Income tax provision	(3,055)	(2,151)
Net income	40,146	28,527
Net income attributable to non-controlling interests	(515)	(1,009)

Net income attributable to Altisource	$39,631	$27,518

Earnings per share:
Basic	$1.76	$1.18
Diluted	$1.61	$1.10

Weighted average shares outstanding:
Basic	22,509	23,374
Diluted	24,662	25,058

Transactions with related parties:
Revenue	$145,558	$90,098
Selling, general and administrative expenses	829	673
Other income	—	773

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED BALANCE SHEETS

 (in thousands, except per share data)

(unaudited)

	March 31,	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$116,376	$130,324
Accounts receivable, net	122,141	101,297
Prepaid expenses and other current assets	13,236	11,389
Deferred tax assets, net	2,837	2,837
Total current assets	254,590	245,847

Premises and equipment, net	94,539	87,252
Deferred tax assets, net	160	622
Intangible assets, net	266,996	276,162
Goodwill	99,414	99,414
Other assets	18,352	17,580

Total assets	$734,051	$726,877

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$89,909	$81,531
Current portion of long-term debt	3,975	3,975
Deferred revenue	30,206	36,742
Other current liabilities	10,404	10,131
Total current liabilities	134,494	132,379

Long-term debt, less current portion	390,333	391,281
Other non-current liabilities	46,697	45,476

Equity:
Common stock ($1.00 par value; 100,000 shares authorized; 25,413 issued and 22,337 outstanding as of March 31, 2014; 25,413 issued and 22,629 outstanding as of December 31, 2013)	25,413	25,413
Additional paid-in capital	89,931	89,273
Retained earnings	277,460	239,561
Treasury stock, at cost (3,076 shares as of March 31, 2014 and 2,784 shares as of December 31, 2013)	(231,181)	(197,548)
Altisource equity	161,623	156,699

Non-controlling interests	904	1,042
Total equity	162,527	157,741

Total liabilities and equity	$734,051	$726,877

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$40,146	$28,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,246	4,724
Amortization of intangible assets	9,466	1,200
Share-based compensation expense	658	1,424
Equity in losses of investment in affiliate	—	176
Bad debt expense	1,755	224
Amortization of debt discount	46	95
Amortization of debt issuance costs	242	215
Deferred income taxes	461	—
Loss on disposal of fixed assets	96	—
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(22,599)	(12,968)
Prepaid expenses and other current assets	(1,847)	(1,147)
Other assets	(1,014)	(1,741)
Accounts payable and accrued expenses	7,695	(7,805)
Other current and non-current liabilities	(5,042)	(3,368)
Net cash provided by operating activities	36,309	9,556

Cash flows from investing activities:
Additions to premises and equipment	(12,945)	(6,960)
Acquisition of businesses, net of cash acquired	—	(75,817)
Proceeds from loan to Ocwen	—	75,000
Other investing activities	(300)	(50)
Net cash used in investing activities	(13,245)	(7,827)

Cash flows from financing activities:
Repayment of long-term debt	(994)	(500)
Principal payments on capital lease obligations	—	(176)
Proceeds from stock option exercises	401	456
Purchase of treasury stock	(35,766)	(21,997)
Contributions from non-controlling interests	—	12
Distributions to non-controlling interests	(653)	(1,090)
Net cash used in financing activities	(37,012)	(23,295)

Decrease in cash and cash equivalents	(13,948)	(21,566)
Cash and cash equivalents at the beginning of the period	130,324	105,502

Cash and cash equivalents at the end of the period	$116,376	$83,936

Supplemental cash flow information:
Interest paid	$4,469	$2,799
Income taxes paid, net	201	402

Non-cash investing and financing activities:
Premises and equipment purchased on account	$684	$700